SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2013

MIRAGE CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

Nevada	333-176169	45-2426430
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

850 W. Horizon Ridge Parkway Suite 200, Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(852) 3111-7718
Registrant’s telephone number, including area code

N/A
(Former name, former address and former fiscal year, if changed since last report)

Copies of all communications should be sent to:

Zhaofan Tang

Huang Tang & Marvin, LLP

350 Fifth Avenue, 59th Floor

New York, NY 10010

(212) 461-4936

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

      . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; PPOINTMENT OF PRINCIPAL OFFICERS

On June 5, 2013, Mr. Kebi Huang resigned from all positions with the Mirage Capital Corporation (the “Company”), including but not limited to, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On June 5, 2013, Mr. Su Chen was appointed as the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director.

The biography for Mr. Chen is set forth below:

Mr. Su Chen is the Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and Director. Mr. Chen has received an MBA degree from Tsinghua University in China. He has had more than 14 years’ business management experience in China. Since September 2009, he has worked with Guangzou Zhengchen Shoe Co. Ltd., in charge of the quotation, merchandising and quality control in the company.  From  August 2006 until September 2009, he worked for Zhongshan Ruyton Shoes Manufactory as the General Manager, in charge of the management of the whole factory including of the General Accounting Department. From December 2003 until August 2006, he worked for Dongguan Fengfu Shoes Factory as production manager (later on he was promoted  to Vice General Manager), his job involved production quality control, administrative  management, production layout, business purchase and research & development. From November 1999 until December 2003, he worked in Dongguan Huajian  Shoes Group as Quality Control Manager and Production Manager, in charge of the quality control and production management in the branch factory. Mr. Su’s many years of experience in management will provide the Company the strategic direction and management that is necessary both here in the US and in China.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated as June 10, 2013	MIRAGE CAPITAL CORPORATION

	By:	/s/ Su Chen
Su Chen
Chief Executive Officer, President & Director